UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2018

Blackstone Real Estate Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55931	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 583-5000

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On July 27, 2018, Blackstone Real Estate Income Trust, Inc. (the “Company”) entered into an Amended and Restated Limited Partnership Agreement (the “A&R OP Agreement”) for BREIT Operating Partnership L.P. (the “Operating Partnership”). The A&R OP Agreement amends and restates the limited partnership agreement governing the Operating Partnership to provide for a new class of units (“Class B Units”) of the Operating Partnership, among other changes. The following summary description of the A&R OP Agreement is qualified in its entirety by reference to the A&R OP Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Class B Units are available to certain suitable investors in private placements generally utilizing a “draw-down” structure. Class B Units will be sold at their NAV per unit, which will equal the NAV per Class I Unit of the Operating Partnership and will generally correspond to the NAV per share of the Company’s Class I shares. Each investor that subscribes with a commitment to purchase Class B Units will purchase such units pursuant to capital call notices delivered by the Operating Partnership up to the maximum amount of the investor’s capital commitment and, upon the purchase of any Class B Units, will become a limited partner of the Operating Partnership.

Class B Units are subject to the same fees and expenses of Class I Units and will not have any preferential rights relative to the Company’s interest in the Operating Partnership, nor will they be exchangeable for any shares of the Company’s common stock. Holders of the Class B Units will have a right to redeem their units for cash in a manner similar to the ability of the Company’s stockholders to have their shares repurchased under the Company’s share repurchase plan. Class B Unit redemptions will be subject to the same limitations as share repurchases under the Company’s share repurchase plan, namely the early repurchase deduction and caps on monthly and quarterly repurchases (calculated on an aggregate basis with shares of the Company’s common stock submitted for repurchase for the applicable period). The redemption rights of the Class B Unitholders will not affect the terms of the Company’s share repurchase plan. Class B Units will have the same limited voting rights as the other Operating Partnership units and such rights do not affect the Company’s exclusive power, as general partner of the Operating Partnership, to manage and conduct the business of the Operating Partnership.

The Class B Units are not being offered to the public and this is not an offer to sell, or a solicitation of an offer to purchase, the Class B Units.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Limited Partnership Agreement, dated July 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.
Date: July 27, 2018
	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Legal Officer, Chief Compliance Officer and Secretary